Exhibit 4(iv)

DATA PAGE	CONTRACT NUMBER: [123456789]

GENERAL INFORMATION

Owner(s)	Contract Issue Date
[John Doe]	[October 1, 2020]

Annuitant(s)	Annuitant(s) Issue Age(s)
[John Doe]	[35]

Endorsements/Riders Attached:

Nursing Home or Hospital/Terminal Illness Withdrawal Privilege Endorsement

Individual Retirement Annuity Endorsement

Roth Individual Retirement Annuity Endorsement

Post Death Annuity Exchange Endorsement

Purchase Payment: $[10,000.00]

SURRENDER CHARGE SCHEDULE

Contract Year	1	2	3	4	5	6	7+
Surrender Charge %	9%	9%	8%	7%	6%	5%	0%

WITHDRAWALS

Partial Withdrawal Information:

Minimum Partial Withdrawal Amount: $[100]

Minimum Surrender Value Remaining After Any Partial Withdrawal: $[2,000]

NOTE: If a partial withdrawal would cause the Surrender Value to be less than the minimum shown above, we will treat your request as a full surrender.

INITIAL ALLOCATION OPTIONS

Initial Allocation Option Start Date:	[October 10, 2020]
Initial Allocation Option Maturity Date:	[October 10, 2026]
Allocation Option Period:	[6 Years]

Risk Control Accounts:

[Crediting Strategy: Indexed Interest Floor and Indexed Interest Cap Available Indexed Interest Floors: 0%, -1%, -2%, -3%, -4%, -5%, -6%, -7%, -8%, -9%, -10%]

Index	Interest	Minimum Indexed	Initial	Initial Indexed	Initial Indexed Interest
	Term	Interest Cap	Allocation	Interest Floor	Cap

[S&P 500 Index]	[1-Year]	[1.00%]	[50%]	[-5%]	[10%]

[Barclays Risk	[1-Year]	[1.00%]	[10%]	[-5%]	[10%]
Balanced Index]

DATA PAGE continued

[Crediting Strategy: Indexed Interest Buffer and Indexed Interest Participation Rate]

Index	Interest	Minimum Indexed	Initial	Indexed	Initial Indexed Interest
	Term	Participation Rate	Allocation	Interest Buffer	Participation Rate

[S&P 500 Index]	[6-Year]	[10.00%]	[0%]	[-10%]	[100%]

[Barclays Risk	[6-Year]	[10.00%]	[30%]	[-10%]	[100%]
Balanced Index]

[Additional Risk Control Accounts]

Declared Rate Account:

Crediting Strategy: Interest Rate

Interest	Initial Minimum	Initial	Initial Interest
Term	Interest Rate*	Allocation	Rate

[1-Year]	[1.00%]	[10%]	[3.00%]

[Applicable Index Disclosure Wording will print here, if required.]

*The Minimum Interest Rate will be calculated each calendar quarter (on each January 1, April 1, July 1, and October 1). The Minimum Interest Rate will be determined on each Allocation Option Start Date based on the calendar quarter in which the Allocation Option Start Date falls and will apply for the Allocation Option Period.

The Minimum Interest Rate will never be less than the lessor of:

a)	3%; or
b)	The interest rate determined as follows:

1)	The average of the three applicable monthly five-year Constant Maturity Treasury (CMT) rates reported by the Federal Reserve, as described below, and rounded to the nearest 0.05%;
2)	Minus 1.25%; and
3)	Subject to a minimum interest rate of [1.00%].

The three monthly five-year Constant Maturity Treasury rates used in the calculation above are as follows:

●	The prior September, October, and November monthly five-year CMT rates will be used to determine the first quarter interest rate that is effective each January 1;

●	The prior December, January, and February monthly five-year CMT rates will be used to determine the second quarter interest rate that is effective each April 1;

●	The prior March, April, and May monthly five-year CMT rates will be used to determine the third quarter interest rate that is effective each July 1; and

●	The prior June, July, and August monthly five-year CMT rates will be used to determine the fourth quarter interest rate that is effective each October 1.

DATA PAGE continued

ADJUSTED INDEX RETURN

[The Adjusted Index Return for the Indexed Interest Floor and Indexed Interest Cap Crediting Strategy is calculated as follows:

●	If the Index Return is positive or zero, the Adjusted Index Return equals the lessor of the Index Return or the Indexed Interest Cap.
●	If the Index Return is negative, the Adjusted Index Return equals the greater of the Index Return or the Indexed Interest Floor.]

[The Adjusted Index Return for the Indexed Interest Buffer and Indexed Interest Participation Rate Crediting Strategy is calculated as follows:
●	If the Index Return is positive, the Adjusted Index Return equals the Index Return multiplied by the Indexed Interest Participation Rate.
●	If the Index Return is between zero and the Indexed Interest Buffer, the Adjusted Index Return equals zero.
●	If the Index Return is less than the Indexed Interest Buffer, the Adjusted Index Return equals the Index Return minus the Indexed Interest Buffer.]

INTEREST ADJUSTMENT

Interest Adjustment Indices:

Interest Adjustment Index 1: [Constant Maturity Treasury]

Interest Adjustment Index 2: [ICE BofA 1-10 Year US Corporate Constrained Index]

[Applicable Index Disclosure Wording will print here, if required.]

INCOME PAYOUT INFORMATION

Anticipated Payout Date	Anticipated Income Option
[10/01/2080]	[Monthly Payments - Life Income Option
with a 10-Year Guaranteed Period Certain]
Life Income Rate Type
[Based on Gender]

Mortality Table	Income Payout Option Rate
[Annuity 2000 with Mortality Improvement]	[1.00%]

Income Option Tables:

The following monthly income payment tables show values per $1,000 applied to the Income Payout Option and are based on the Life Income Rate Type, Income Payout Option Rate, and Mortality Table.

Rates for years payable and guaranteed periods certain not shown, if allowed by us, will be calculated on an actuarially equivalent basis and will be available upon request.

The Annuitant’s adjusted age is determined by [taking the Annuitant’s age as of the date of the first payment minus five years, and then subtracting two additional years for each five full years elapsed between January 1, 2013 and the Income Payout Date].

DATA PAGE continued

Option 1 – Installment Option Rates – First Payment Due at Beginning of Period.

Number of Years
Payable	Payment
10	8.75
15	5.98
20	4.59
25	3.76
30	3.21

Option 2 – Life Income Option Rates – Guaranteed Period Certain – First Payment Due at Beginning of Period.

Life Income Rate Type: Based on Gender
Years	Adjusted Age – Male
Certain	55	60	65	70	75	80	85	90	95
0	3.22	3.69	4.32	5.19	6.37	8.02	10.34	13.63	18.28
5	3.22	3.68	4.30	5.13	6.22	7.65	9.45	11.52	13.69
10	3.20	3.64	4.21	4.92	5.77	6.69	7.55	8.21	8.61
15	3.16	3.56	4.04	4.57	5.10	5.53	5.81	5.94	5.98
20	3.09	3.43	3.79	4.12	4.37	4.52	4.58	4.59	4.59

Years	Adjusted Age – Female
Certain	55	60	65	70	75	80	85	90	95
0	3.01	3.43	3.99	4.77	5.89	7.53	9.98	13.52	18.17
5	3.01	3.42	3.98	4.73	5.80	7.28	9.24	11.47	13.59
10	3.00	3.40	3.93	4.62	5.50	6.52	7.49	8.19	8.59
15	2.98	3.35	3.82	4.38	4.98	5.48	5.80	5.94	5.98
20	2.94	3.27	3.65	4.03	4.33	4.51	4.58	4.59	4.59

Life Income Rate Type: Unisex
Years	Adjusted Age - Unisex
Certain	55	60	65	70	75	80	85	90	95

0	3.05	3.48	4.06	4.85	5.98	7.63	10.05	13.54	18.19
5	3.05	3.47	4.04	4.81	5.88	7.35	9.28	11.48	13.61
10	3.04	3.45	3.98	4.68	5.55	6.55	7.50	8.20	8.59
15	3.01	3.40	3.87	4.42	5.00	5.49	5.80	5.94	5.98
20	2.97	3.30	3.68	4.05	4.34	4.51	4.58	4.59	4.59

DATA PAGE continued

Option 3 – Life Income Option Rates – Joint and Survivor – 10 Year Guaranteed Period Certain – First Payment Due at Beginning of Period.

Life Income Rate Type: Based on Gender
Adjusted				Adjusted Age – Female
Age -

Male	55	60	65	70	75	80	85	90	95
55	2.66	2.81	2.94	3.04	3.11	3.15	3.18	3.19	3.19
60	2.77	2.98	3.18	3.35	3.47	3.56	3.60	3.63	3.64
65	2.86	3.13	3.40	3.66	3.88	4.04	4.13	4.18	4.20
70	2.92	3.24	3.59	3.97	4.31	4.59	4.77	4.87	4.91
75	2.95	3.31	3.74	4.22	4.72	5.16	5.48	5.66	5.74
80	2.98	3.36	3.83	4.40	5.05	5.68	6.18	6.49	6.63
85	2.99	3.38	3.88	4.52	5.28	6.09	6.78	7.23	7.46
90	2.99	3.39	3.91	4.58	5.42	6.35	7.20	7.78	8.09
95	3.00	3.40	3.92	4.61	5.48	6.48	7.42	8.08	8.46
Life Income Rate Type: Unisex
Adjusted	Adjusted Age - Unisex
Age -

Unisex	55	60	65	70	75	80	85	90	95
55	2.63	2.76	2.86	2.93	2.98	3.01	3.03	3.03	3.04
60	2.76	2.95	3.11	3.24	3.34	3.39	3.43	3.44	3.45
65	2.86	3.11	3.36	3.58	3.75	3.87	3.93	3.96	3.98
70	2.93	3.24	3.58	3.91	4.21	4.43	4.57	4.64	4.67
75	2.98	3.34	3.75	4.21	4.66	5.05	5.31	5.46	5.53
80	3.01	3.39	3.87	4.43	5.05	5.64	6.10	6.37	6.51
85	3.03	3.43	3.93	4.57	5.31	6.10	6.76	7.19	7.42
90	3.03	3.44	3.96	4.64	5.46	6.37	7.19	7.77	8.08
95	3.04	3.45	3.98	4.67	5.53	6.51	7.42	8.08	8.44